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                                                                      EXHIBIT 21

     The following entities are subsidiaries of Horizon Group, Inc., a Michigan corporation:

            Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership

            First Horizon Group Limited Partnership, a Delaware limited partnership

            First HGI, Inc., a Delaware corporation

            Second HGI, Inc., a Delaware corporation

            H/G Perryville Limited Partnership, a Maryland limited partnership

            HGI Perryville, Inc., a Maryland corporation

            MG Third Party Services Corp., a Delaware corporation

            HGI Management Corp., a Michigan corporation

            MG Long Island Limited Partnership, a Virginia limited partnership

            MG Patchogue Limited Partnership, a District of Columbia limited partnership

            MG Patchogue Limited Partnership II, a Virginia limited partnership

            MG Medford Limited Partnership, a District of Columbia limited partnership

            HGL Outlet Associates, a Delaware general partnership

            Second Horizon Group Limited Partnership, a Delaware limited partnership

            Finger Lakes Outlet Center, LLC, a Delaware limited liability company